Exhibit 21.1
Subsidiaries of the Registrant

Aleka Insurance, Inc.

Neben Holdings, LLC

Portier, LLC

Postmates LLC

Rasier, LLC

Uber B.V.

Uber International C.V.

Uber NL Holdings 1 B.V.

Uber Singapore Technology Pte. Ltd.